Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of February 1996
Distribution Date of March 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $473,707,871.41
Beginning Pool Factor                       0.9023841

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $10,458,564.17
  Interest Collected                    $4,038,866.42

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $112,457.85
Total Additional Deposits                 $112,457.85
Repos/Chargeoffs                          $630,891.07
Aggregate Number of Notes Charged Off              47

Total Available Funds                  $14,609,888.44
Ending Pool Balance                   $462,618,416.17
Ending Pool Factor                          0.8812594

Servicing Fee                             $394,756.56

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $26,159,935.02
  Target Percentage                              5.50%
  Target Balance                       $25,444,012.89
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(715,922.13)
  Ending Balance                       $25,444,012.89

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           3,245,481.94    2,084
    31-60 days                             462,541.99      298
    60+ days                               112,636.67       57

    Total                                3,820,660.60    2,088

  Balances:
    60+ days                             3,656,676.58       57

Memo Item - Reserve Account
  Initial Deposit                      $26,053,932.93
  + Invest. Income                         106,002.09
  + Transfer to Collections Account              0.00
    Beginning Balance                  $26,159,935.02

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of February 1996

                                                                   NOTES

                                      TOTAL        CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:                $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                   100.00%            0.00%            0.00%           0.00%
 Coupon                                                      5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance             $473,707,871.41
Ending Pool Balance                $462,618,416.17
Collected Principal                 $10,458,564.17
Collected Interest                   $4,038,866.42
Charge-Offs                            $630,891.07
Liquidation Proceeds/Recoveries        $112,457.85
Servicing                              $394,756.56
Cash Transfer from Reserve Acct              $0.00
  Total Collections Available
    for Debt Service                $14,215,131.88

Beginning Balance                  $473,707,871.41  $71,007,871.41  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                         $2,363,961.68     $340,246.05      $495,000.00    $1,433,471.88      $95,243.75
Interest Paid                        $2,363,961.68     $340,246.05      $495,000.00    $1,433,471.88      $95,243.75
Principal Due                       $11,089,455.24  $11,089,455.24            $0.00            $0.00           $0.00
Principal Paid                      $11,089,455.24  $11,089,455.24            $0.00            $0.00           $0.00

Ending Balance                     $462,618,416.17  $59,918,416.17  $100,000,000.00  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                      0.4899           1.0000           1.0000          1.0000

Total Distributions                 $13,453,416.92  $11,429,701.29      $495,000.00    $1,433,471.88      $95,243.75

Interest Shortfall                           $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00           $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00           $0.00            $0.00            $0.00           $0.00

Excess Servicing                     $  761,714.96

Beginning Reserve Account Balance   $26,159,935.02
(Release)/Draw                        $(715,922.13)
Ending Reserve Account Balance      $25,444,012.89

Memo Item - Advances:
 Servicer Advances - Current Month     $366,393.07
 Total Outstanding Servicer Advances $4,112,834.07

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of February 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5              4                3                 2                1
                             Oct 1995       Nov 1995         Dec 1995         Jan 1996          Feb 1996

Beg. Pool Balance        $454,499,683.43  $443,102,129.03  $501,525,322.41  $486,431,505.52  $473,707,871.41

A) Loss Trigger:
Principal of Contracts
  Charged off                $200,500.99      $174,400.41      $330,454.47      $562,958.34      $630,891.07
Recoveries                         $0.00            $0.00       $83,740.91      $316,658.03      $112,457.85

Total Charged off
  (Months 5,4,3)             $705,355.87
Total Recoveries
  (Months 3,2,1)             $512,856.79
Net Loss/(Recoveries)
  for 3 Mos.                 $192,499.08(a)

Total Balance
  (Months 5,4,3)       $1,399,127,134.87(b)

Loss Ratio [(a/b)(12)]           0.1651%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $1,240,193.33    $1,584,516.56  $3,656,676.58
  As % of Beginning
    Pool Balance                                                0.24728%         0.32574%       0.77193%
  Three Month Average                                           0.12322%         0.22825%       0.44832%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer